2

Vision Group of Funds, Inc.                                     9/1/97
                                                   Exhibit 8(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                            AMENDMENT NO. 3
                                       to
                                    Exhibit A

                               Custodian Contract
                                     between
                           VISION GROUP OF FUNDS, INC.
                                       and
                       STATE STREET BANK AND TRUST COMPANY
                               dated July 5, 1990




                    PORTFOLIOS OF VISION GROUP OF FUNDS, INC.

         VISION GROUP OF FUNDS, INC. (the "Fund") consists of the following portfolios (the "Portfolios") effective as of the dates set forth below:

         Name                                                 Date

         Vision Money Market Fund                             June 1, 1988

         Vision New York Tax-Free Money                       June 1, 1988
         Market Fund

         Vision Treasury Money Market Fund                    June 1, 1988

         Vision U.S. Government Securities Fund               August 16, 1993

         Vision New York Tax-Free Fund                        August 16, 1993

         Vision Growth and Income Fund                        November 2, 1993

         Vision Capital Appreciation Fund                     June 1, 1996

         Vision Equity Income Fund                           September 1, 1997